
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM BARRA,
INC.'S CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE FISCAL YEAR ENDED
MARCH 31, 1998 AS REPORTED ON FORM 10-K AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          MAR-31-1998
<PERIOD-START>                             APR-01-1997
<PERIOD-END>                               MAR-31-1998
<CASH>                                      33,673,314
<SECURITIES>                                14,559,598
<RECEIVABLES>                               24,625,635
<ALLOWANCES>                                   169,183
<INVENTORY>                                          0
<CURRENT-ASSETS>                            74,655,183
<PP&E>                                      28,131,900
<DEPRECIATION>                              13,513,701
<TOTAL-ASSETS>                             121,460,106
<CURRENT-LIABILITIES>                       47,222,544
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    27,831,335
<OTHER-SE>                                  42,919,648
<TOTAL-LIABILITY-AND-EQUITY>               121,460,106
<SALES>                                    137,377,327
<TOTAL-REVENUES>                           137,377,327
<CGS>                                        7,266,183
<TOTAL-COSTS>                              109,778,782<F1>
<OTHER-EXPENSES>                             8,814,868<F2>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,876,915<F3>
<INCOME-PRETAX>                             20,660,592
<INCOME-TAX>                                12,751,990
<INCOME-CONTINUING>                          7,908,602
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 7,908,602
<EPS-PRIMARY>                                      .59
<EPS-DILUTED>                                      .55

<F1>Includes one-time acquisition charges of $9,914,000 (.70 per share) representing purchased in-process research and development in connection with the acquisition of GAT and Innosearch on June 24, 1997. The portion of the purchase price allocated to purchased in-process technology was determined based on a valuation study completed shortly after the closing of the acquisition. The portion of the purchase price allocated to purchased technology was immediately expensed.
<F2>Represents net loss from equity investees and minority interest.
<F3>Represents net interest income.

